SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT





    Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934





     Date of Report (Date of earliest event reported):  May 28, 1997



                            Amscan Holdings, Inc.
                (Exact name of registrant as specified in its charter)

             Delaware                000-21827               13-3911462

(State or Other Jurisdiction of   (Commission File         (I.R.S. Employer
Incorporation or Organization)         Number)            Identification No.)

          80 Grasslands Road
          Elmsford, New York                   10523

     (Address of principal executive offices) (Zip Code)

   Registrant's telephone number, including area code:  (914) 345-2020

                                   N/A
      (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On May 28, 1997, Amscan Holdings, Inc., a Delaware corporation (the "COMPANY") issued two press releases announcing the death of John A. Svenningsen, the Company's Chairman of the Board and Chief Executive Officer, after a protracted illness. The Company also announced that Gerald C. Rittenberg, the Company's President, would serve as acting Chairman of the Board until the Board of Directors selects a permanent replacement for Mr. Svenningsen.

     The Company (Nasdaq: AMSN) is a leading designer, manufacturer and wholesale distributor of paper and plastic party goods throughout North America, Europe and Australia.
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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMSCAN HOLDINGS, INC.


Date: June 12, 1997            By  /S/ JAMES M. HARRISON
                                  James M. Harrison
                                  Chief Financial Officer


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